UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by the Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

SERVOTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

PAUL L. SNYDER III

FOUNDERS SOFTWARE, INC.

BEAVER HOLLOW WELLNESS, LLC

KATHLEEN ANN SCHEFFER

CHRISTINE R. MARLOW

MICHAEL W. DOLPP

CHARLES C. ALFIERO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 2, 2025, Beaver Hollow Wellness, LLC issued the following press release and letter to shareholders with regard to its filing of a definitive proxy statement and accompanying WHITE proxy card on May 2, 2025 with respect to Beaver Hollow Wellness, LLC’s highly-qualified director nominees to be voted on at the 2025 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation (the “Company”), scheduled to be held virtually on June 3, 2025, at 9:00 a.m. Eastern Daylight Time:

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Beaver Hollow Wellness Files Definitive Proxy Statement

Sends Letter to Servotronics, Inc. Shareholders Highlighting Material Underperformance

On May 2, 2025, Beaver Hollow Wellness issued the following press release and letter:

Beaver Hollow Wellness Files Definitive Proxy Statement and Sends Letter to Servotronics, Inc.

Shareholders Highlighting Material Underperformance, Misguided Capital Allocation Strategy and Loss of Shareholder Value

Nominates Four Highly Qualified Director Nominees – Paul L. Snyder III, Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero – to Servotronics’ Board of Directors

Incumbent Directors Who Failed to Maximize Shareholder Value Over Many Years Should Not be Entrusted to Manage Company’s Review of Strategic Alternatives

Beaver Hollow Wellness Has Identified Four Deeply Experienced and Qualified Nominees to Unlock Servotronics’ Full Potential

Urges Shareholders to Vote the WHITE Proxy Card “FOR” Beaver Hollow Wellness’ Four Highly Qualified Director Nominees and “WITHHOLD” on all Company Nominees except for Karen L. Howard

Buffalo, NY – May 2, 2025 - Today, Beaver Hollow Wellness (“BHW”), the largest shareholder of Servotronics, Inc. (NYSE: SVT), owning 15.2% of the outstanding shares announced the filing of its Definitive Proxy Statement, seeking to elect a highly qualified slate of director nominees at the upcoming Annual Meeting scheduled for June 3, 2025.

More information about BHW’s nominees can be found at https://saveservotronics.com.

In connection with its definitive proxy filing, BHW today also sent the following letter to Servotronics shareholders:

Dear Fellow Servotronics Shareholders,

The filing of our definitive proxy statement marks a critical step in our effort to restore transparency, performance, and integrity at Servotronics, Inc. (“Servotronics” or the “Company”). Shareholders now face a clear choice: continue with a board that has presided over years of declining shareholder value and embarrassing mismanagement, or vote to SAVE Servotronics by bringing in a new, expert leadership team with a plan to unlock the Company's full potential.

We urge you to vote FOR the election of Paul L. Snyder III, Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero on the WHITE proxy card to change the trajectory of the Company.

The current board’s failures are evident in the company’s declining financial health, deteriorating operating margins, and the persistent erosion of shareholder value. While executive compensation has remained unjustifiably high, long-term shareholders have seen their investment value steadily decline. These are not mere setbacks. They instead reflect a systemic breakdown in the board’s fiduciary duties, oversight responsibilities and executive leadership.

Even more concerning, the board has embedded “Golden Parachute” provisions into key contracts and agreements that could trigger lucrative payouts and protections for insiders simply because shareholders elect new directors. This is nothing more than an anti-shareholder governance designed to intimidate and entrench. These provisions, as described in their own filings do not protect the company or its shareholders—they merely shield the incumbents.

Most alarmingly, as detailed in the company's announcement of a so-called “Review of Strategic Alternatives,” the incumbent board has effectively abandoned its responsibilities to repair the extensive damage they have inflicted on Servotronics and its Shareholders. Pursuing a sale process at a time when the company's operations are distressed — and without any meaningful engagement with shareholders — underscores their disregard for Servotronics' longterm future. The fact that the board has failed to provide an update on this critical process before convening the 2025 Annual Meeting demonstrates a clear lack of concern and respect for proper corporate governance, their shareholders, employees, customers and other constituents.

How can shareholders reasonably entrust this board—whose mishandling of the Ontario Knife divestiture resulted in a value-destructive outcome—with executing a strategic review process in what could be the most pivotal decision in Servotronics’ history?

Our proposed nominees bring world-class expertise in manufacturing, finance, strategic turnarounds, and governance. Each is committed to serving all shareholders and restoring Servotronics to operational and financial strength.

Shareholders and Employees can review our strategic plan at https://saveservotronics.com.

This campaign is about revitalization, not disruption. We are calling on shareholders to vote the WHITE proxy card FOR Paul L. Snyder III, Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero to begin a new chapter of growth, transparency, and accountability at Servotronics.

If you have any questions or require any assistance with your vote, please contact the Alliance Advisors, LLC, which is assisting us, at BHW@allianceadvisors.com or calling toll-free (844) 202-6145.

Thank you very much for your support.

Sincerely,

Paul L. Snyder III

Beaver Hollow Wellness, LLC

Media Contact

Kevin Keenan

Keenan Communications Group

(716) 481-6806

kevin@keenancommunicationsgroup.com

Investor Contact

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

BHW@allianceadvisors.com

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beaver Hollow Wellness, LLC, together with the other participants named herein (collectively “the Group”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Beaver Hollow Wellness LLC’s highly-qualified director nominees to be voted on at the 2025 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation (the “Company”), scheduled to be held virtually on June 3, 2025, at 9:00 a.m. Eastern Daylight Time.

THE GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST.

The participants in the proxy solicitation are Beaver Hollow Wellness, LLC, Founders Software, Inc., Paul L. Snyder, III, Kathleen Scheffer Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero.

As of the date hereof, Beaver Hollow Wellness, LLC beneficially owns directly 388,745 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Founders Software, Inc., as a member of, and holder of approximately 92 percent of the issued and outstanding membership interest of Beaver Hollow Wellness, LLC, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. Paul L. Snyder III, as the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. As of the date hereof, Kathleeen Ann Scheffer beneficially owns directly 2,173 shares of Common Stock. As of the date hereof, none of Christine R. Marlow, Michael W. Dolpp or Charles C. Alfiero beneficially owns any Common Stock.

Shareholders who have any questions or need assistance voting may contact the Group’s proxy solicitors, Alliance Advisors, toll-free at (844) 202-6145.